UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 2014

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-432-8888

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (d) On October 27, 2014, the Board of Directors (the “Board”) of Intersil Corporation (“Intersil”) increased the size of the Board from eight to ten members and elected Sohail Khan and Forrest Norrod as directors of Intersil. In connection with their  election, Mr. Khan and Mr. Norrod have not yet been appointed to serve as members of any committees of the Board.

As directors of Intersil, Mr. Khan and Mr. Norrod will each receive cash compensation at the rate of $50,000 per year paid in quarterly installments. Pursuant to Intersil’s director equity compensation program as disclosed in Intersil's Proxy Statement for the Annual Shareholders' Meeting held on May 6, 2014, Mr. Khan and Mr. Norrod have each been awarded: 1) a one-time new director grant of deferred stock units (“DSUs”) having a market value of $75,000 with the number of DSUs being calculated using the closing price of Intersil common stock on the NASDAQ exchange on October 27 and vesting over a three-year period; 2) a one-time new director grant of stock options with a market value of $75,000 with the number of option shares being calculated using the value of an option share on October 27, 2014 and vesting over a three-year period; and 3) a pro-rated annual director award consisting of the annual director award of 9600 DSUs prorated daily to reflect the period from their date of election to the expected date of the 2015 Annual Meeting of Shareholders and vesting in full the day before such 2015 Annual Meeting.

As it does with all directors, Intersil will enter into an indemnity agreement with Messrs. Khan and Norrod. The indemnity agreement will require Intersil to indemnify Messrs. Khan and Norrod, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with Intersil.  A copy of Intersil’s form of Indemnity Agreement is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02

There are no related party transactions between the Company and either Mr. Khan or Mr. Norrod that are subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release issued on October  28, 2014, regarding the election of Mr. Khan and Mr. Norrod is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1 99.2	Press Release Issued by Intersil Corporation on October 28, 2014 Form of Intersil Indemnity Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION

Date: October 28, 2014	/ s / Thomas C. Tokos
Thomas C. Tokos
Sr. Vice President, General Counsel and Secretary